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Exhibit 23.2

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan and the Sonic Foundry, Inc. Non-Employee Director stock Option Plan of our report dated November 5, 1999, with respect to the financial statements and schedule of Sonic Foundry, Inc. included in it's Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.




Milwaukee, Wisconsin
August 31, 2000